EXHIBIT 99.1

                                                                    NEWS RELEASE

                                              Contact:   Thomas E. Larson
                                                         Chief Financial Officer
                                                         (973) 983-0888 Ext. 481
FOR IMMEDIATE RELEASE
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        PARTY CITY CORPORATION ANNOUNCES NASDAQ NATIONAL MARKET RELISTING

     Rockaway, New Jersey, July 27, 2001 - Party City Corporation (OTC: PCTY), America's largest party goods chain with 458 Company-owned and franchised stores, today announced that The Nasdaq Stock Market, Inc. has approved its application for relisting its common stock on the Nasdaq National Market. The Company expects its common stock to begin trading on Nasdaq on July 27, 2001 under the symbol PCTY.

     Jim Shea, Party City's CEO, stated, "We are pleased that our application for relisting has been approved and that we will again trade on the Nasdaq National Market. The Company achieved this relisting through the efforts of many dedicated employees who have worked together to deliver consistently improving results over the past year."

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.



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